Exhibit 5.1

NWTN Inc. ICS Corporate Services (Cayman) Limited 3-212 Governors Square 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach Grand Cayman, KY1-1203 Cayman Islands	D +1 345 815 1877
E bradley.kruger@ogier.com

Reference: 427893.00001/BKR

14 October 2022

NWTN Inc. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) to date related to the Company's proposed business combination transaction with East Stone Acquisition Corporation, a British Virgin Islands business company (East Stone) on the terms set out in the business combination agreement (as amended from time to time, the Business Combination Agreement, and the transactions contemplated therein, the Business Combination) dated as of 15 April 2022 by and between the Company, East Stone, Navy Sail International Limited, a British Virgin Islands company, in the capacity as the representative of East Stone and the shareholders of East Stone immediately prior to closing from and after the closing of the Business Combination, Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands (the First Merger Sub), Muse Merger Sub II Limited, a British Virgin Islands business company (the Second Merger Sub) and ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (ICONIQ).

Ogier 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

NWTN Inc.

14 October 2022

Pursuant to the terms of the Business Combination Agreement:

(a)	the First Merger Sub will merge with and into ICONIQ with ICONIQ surviving such merger as a wholly-owned subsidiary of the Company (the First Merger) and in connection with the First Merger, the Company will issue to shareholders of ICONIQ up to:

(i)	approximately 32,715,010 class A ordinary shares of the Company of par value US$0.0001 each (the Class A Shares); and

(ii)	approximately 207,314,707 class B ordinary shares of the Company of par value US$0.0001 each (the Class B Shares and together with the Class A Shares, the Shares); and

(b)	the Second Merger Sub will merge with and into East Stone with East Stone surviving such merger as a wholly-owned subsidiary of the Company (the Second Merger) and in connection with the Second Merger, the Company will issue to security holders of East Stone up to:

(i)	approximately 8,560,437 Class B Shares; and

(ii)	approximately 14,840,000 Pubco Warrants (as defined in the Registration Statement),

in each case upon the terms and subject to the conditions of the Business Combination Agreement.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

2	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

NWTN Inc.

14 October 2022

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its M&A (as defined in Schedule 1) to issue the Shares and the Pubco Warrants (including the issuance of the Class B Shares upon the exercise of the Pubco Warrants).

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Shares and the Pubco Warrants (including the issuance of the Class B Shares upon the exercise of the Pubco Warrants).

Shares

(d)	The Shares, when allotted, issued and paid for as contemplated in the Registration Statement and the Business Combination Agreement, will be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such Shares are only issued when they have been entered into the register of members of the Company.

Class B Shares underlying the Pubco Warrants

(e)	The Class B Shares issuable upon exercise of the Pubco Warrants, when allotted, issued and paid for as contemplated in the Registration Statement and the Business Combination Agreement, will be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such Class B Shares are only issued when they have been entered into the register of members of the Company.

5	Matters not covered

We offer no opinion as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any document of the Company to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands.

NWTN Inc.

14 October 2022

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

6.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

7	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the references to our firm in the Registration Statement under the heading "Legal Matters". In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

 /s/ Ogier

Ogier

NWTN Inc.

14 October 2022

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 22 March 2022 issued by the Registrar.

2	The memorandum of association of the Company issued by the Registrar on 22 March 2022 (the Memorandum).

3	The articles or association of the Company issued by the Registrar on 22 March 2022 (the Articles and, together with the Memorandum, the M&A).

4	A Certificate of Good Standing dated 27 September 2022 (Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the sole director of the Company passed on 27 September 2022 (the Board Resolutions).

6	The Registration Statement.

7	The Business Combination Agreement.

NWTN Inc.

14 October 2022

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Director's Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

Status and authorisation

6	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

8	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

9	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

Issuance of Shares and Pubco Warrants

10	The Shares (and any Class B Shares to be issued upon exercise of the Pubco Warrants) shall be issued at an issue price in excess of the par value thereof.

11	The draft amended and restated memorandum and articles of association appended to the Registration Statement will be adopted by the Company in accordance with the M&A prior to the date that any Shares and Pubco Warrants are issued by the Company.

12	Prior to the date that any Pubco Warrants are issued by the Company, Pubco will enter into a warrant agreement on substantially the same terms as the warrant agreement, dated as of February 19, 2020 (the East Stone Warrant Agreement), by and between East Stone Acquisition Corporation (East Stone) and Continental Stock Transfer & Trust Company (Continental) as warrant agent or an assignment, assumption and amendment agreement with East Stone and Continental with respect to the East Stone Warrant Agreement and the Pubco Warrants will be issued pursuant to such agreement.

NWTN Inc.

14 October 2022

Schedule 3

Qualifications

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

3	In this opinion the phrase “non-assessable” means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).